Exhibit 10.1

AMENDMENT NO. 3
TO
CREDIT AGREEMENT

AMENDMENT NO. 3 (“Amendment No. 3”), dated as of December 17, 2009, to the Credit Agreement, dated as of December 21, 2006, by and between Max Bermuda Ltd. (f/k/a Max Re Ltd.), a Bermuda company (the “Borrower”) and The Bank of Nova Scotia (the “Bank”), as amended by Amendment No. 1, dated as of December 20, 2007 and Amendment No. 2, dated as of December 18, 2008 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I. Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

II. The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The defined term “Commitment Termination Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Commitment Termination Date” means the earlier of (a) December 16, 2010 and (b) the occurrence of a Commitment Termination Event.

2. Section 2.2(b)(iii) of the Credit Agreement is hereby amended by inserting the following phrase immediately following the word “extension” contained therein:

or such later date as Lender may, in its sole and absolute discretion, agree

3. Schedule 4.1, Schedule 4.2, Schedule 4.7 and Schedule 4.10 to the Credit Agreement are hereby amended and restated in the form of Schedule 4.1, Schedule 4.2, Schedule 4.7 and Schedule 4.10 hereto, respectively.

4. Paragraphs 1, 2 and 3 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) The Bank shall have received from the Borrower either (i) a counterpart of this Amendment No. 3 executed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Amendment No. 3) that the Borrower has executed a counterpart of this Amendment No. 3.

(b) The Bank shall have received a closing certificate, duly executed by the proper parties and substantially in the form of Exhibit A hereto.

(c) The Bank shall have received the written opinion of Conyers Dill & Pearman, as special Bermuda legal counsel to the Borrower, in form and substance reasonably acceptable to the Bank.

(d) All fees and expenses payable to the Bank and invoiced to the Borrower at least one (1) Business Day prior to the Amendment Effective Date (including the reasonable fees and expenses of counsel to the Bank) due and payable on or prior to the Amendment Effective Date shall have been paid.

5. The Borrower (i) reaffirms and admits the validity and enforceability against the Borrower of each Credit Document and all of its obligations thereunder, (ii) agrees and admits that it has no defense to or offset against any such obligation, and (iii) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, no Default has occurred and is continuing.

6. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment No. 3 to produce or account for more than one counterpart signed by the party to be charged.

7. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

8. Except as amended hereby, the Credit Agreement shall in all other respects remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MAX BERMUDA LTD.

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:
Name:
Title: